Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.

CONFIDENTIAL

THIRD AMENDMENT TO
COLLABORATION AGREEMENT

This Third Amendment (the “Amendment”) to the Agreement (as defined below), is entered into as of June 22, 2020 (the “Amendment Effective Date”), by and between CELGENE CORPORATION, a corporation organized and existing under the laws of Delaware, with its principal business office located at 86 Morris Avenue, Summit, NJ 07901, USA (“Celgene Corp.”), CELGENE ALPINE INVESTMENT CO. LLC (“Celgene Alpine” and, together with Celgene Corp., “Celgene”) and ZYMEWORKS INC., a corporation organized and existing under the laws of British Columbia, having an address at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9 (“Zymeworks”). Zymeworks and Celgene are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND
A.Celgene and Zymeworks entered into that certain Collaboration Agreement dated December 23, 2014, as amended on May 29, 2017 and March 31, 2020 (the “Agreement”) pursuant to which the Parties are conducting the Research Program (as defined in the Agreement) and Zymeworks granted certain licenses to Celgene under the Zymeworks Intellectual Property (as defined in the Agreement).
B.Prior to the Amendment Effective Date, Celgene extended the Research Program Term (as defined in the Agreement) by an additional twenty-four (24) months to April 23, 2020 by providing notice and a non-refundable payment of […***…]1 dollars ($[…***…]2 USD) to Zymeworks, and further extended the Research Program Term to […***…]3.
C.Celgene wishes to make an additional payment to Zymeworks to further extend the Research Program Term and make such other changes to the Agreement as set forth herein and Zymeworks is willing to provide such extension and make such other changes to the Agreement in exchange for such additional payment.
D.The Parties now desire to amend the Agreement as set forth herein.
        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows as of the Amendment Effective Date:
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AGREEMENT
1.Definitions. Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.
2.Amendment Upfront Payment. In consideration of this Amendment, Celgene shall pay to Zymeworks a one-time, non-refundable upfront payment of […***…]4 US Dollars (USD $[…***…]5), paid 50% by Celgene Corp. and 50% by Celgene Alpine, within […***…]6 following the Amendment Effective Date.
3.Zymeworks Platform Definition. Section 1.61 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.61 “Zymeworks Platform” means (a) Zymeworks’ proprietary […***…]7 mutations which enable the efficient formation of […***…]8, alone or in conjunction with (b) Zymeworks’ proprietary […***…]9 platform solely for the following […***…]10 mutations: […***…]11. For clarity, references to the Zymeworks Platform with respect to the […***…]12 platform shall only include the […***…]13 mutations […***…]14.”
4.Section 2.1.2. Option. The reference to eight (8) Collaboration Sequence Pairs in Section 2.1.2 is hereby replaced with a reference to […***…]15 Collaboration Sequence Pairs. The last sentence of the first paragraph of Section 2.1.2 is hereby deleted in its entirety.
5.Section 3.1.2. Research Program Term. Section 3.1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“3.1.2 Research Program Term. The Research Program shall commence on the Effective Date and shall conclude on […***…]16 (such period, the “Research Program Term”).
6.Section 3.4. Collaboration Sequence Pairs; Definitions. Section 3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to gatekeeping pursuant to Section 3.5, the Parties (through the JRC) may select, in accordance with this Article 3 and during the Research Program Term, up to […***…]17 Collaboration Sequence Pairs for incorporation into Antibodies pursuant to the Workplan. To designate a Sequence Pair as a Collaboration Sequence Pair, Celgene shall provide Zymeworks with written notice of such
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Sequence Pair, setting forth the Sequences included in such Sequence Pair and the Target(s) To which they are Directed, and requesting that such Sequence Pair be submitted to gatekeeping (each, a “Designation Notice”). Each designated Sequence Pair shall then be subject to gatekeeping pursuant to Section 3.5 below, and if a designated Sequence Pair is available in accordance with such gatekeeping, and is further approved by the JRC, it then becomes a “Collaboration Sequence Pair,” and Celgene shall have […***…]18 with respect to such Collaboration Sequence Pair, meaning that Zymeworks will not (alone or in collaboration with a Third Party) apply the Zymeworks Platform to such Collaboration Sequence Pair or Sequence Pairs that are […***…]19 to both […***…]20, other than pursuant to the Research Program; provided that, for so long as a Collaboration Sequence Pair is the Confidential Information of Celgene, Zymeworks shall not, for the purpose of avoiding […***…]21, reverse engineer such Collaboration Sequence Pair, or otherwise start with such Collaboration Sequence Pair and […***…]22 to create a Sequence Pair which is […***…]23. For clarity, the foregoing shall not limit Zymeworks’ ability to apply the Zymeworks Platform (alone or in collaboration with a Third Party) to any Sequence Pair that is […***…]24, which Sequence Pair is generated and provided to it by a Third Party without access to the Collaboration Sequence Pair through Zymeworks. For clarity, the Parties (through the JRC) may submit more than […***…]25 Sequence Pairs for consideration as potential Collaboration Sequence Pairs during the Research Program Term, but […***…]26 shall not arise until any given Sequence Pair is actually designated as a Collaboration Sequence Pair pursuant to this Section 3.4 and Section 3.5. Accordingly, Zymeworks acknowledges that Celgene may be investigating Sequence Pairs as potential Collaboration Sequence Pairs, which investigation may include use of the Zymeworks Platform. Subject to gatekeeping pursuant to Section 3.5, the Parties (through the JRC) may freely change Collaboration Sequence Pairs during the Research Program Term (e.g. by proposing another Sequence Pair in a new Designation Notice and if such Sequence Pair passes gatekeeping, by then removing a previously-designated Collaboration Sequence Pair); provided that such changes shall not occur so frequently as to be unduly burdensome to Zymeworks and that in no event shall Celgene have more than […***…]27 Collaboration Sequence Pairs at any given time.”
7.Section 5.3. Upfront License Fee. The penultimate sentence of Section 5.3 is hereby deleted in its entirety and replaced with the following:

“For clarity, if Celgene exercises the Option with respect to all […***…]28 for which it has the right to exercise the Option, Celgene shall pay to Zymeworks a total of […***…]29 U.S. Dollars (USD $[…***…]30), paid 50% by Celgene Corp. and 50% by Celgene Alpine.”
8.No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Amendment shall remain in full force and effect. No waiver of any obligation under this Amendment
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shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Amendment may be amended or modified other than by a written document signed by authorized representatives of each Party.
9.Miscellaneous. This Amendment, together with the Agreement, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By: /s/ Ali Tehrani
Name: Ali Tehrani, Ph.D.
Title: President & Chief Executive Officer

CELGENE CORPORATION

By: /s/ Ho Cho
Name: Ho Cho
Title: SVP, Discovery Biotherapeutics

CELGENE ALPINE INVESTMENT CO. LLC

By: /s/ Kevin Mello
Name: Kevin Mello
Title: Manager